UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2008

ROO Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-25659 (Commission File Number)	11-3447894 (IRS Employer Identification No.)

228 East 45th Street 8th Floor New York, NY 10017
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: (212) 661-4111

Copies to:
Richard A. Friedman, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 1, 2008, Steve Quinn was terminated as the President and Chief Operating Officer of ROO Media, Inc., a wholly owned subsidiary of ROO Group, Inc. (the “Company”).

Item 8.01. Other Events

On February 7, 2008, 2,000,000 shares of common stock of the Company issued to News Corporation, pursuant to that certain agreement with the Company dated January 25, 2007 (the “Agreement”) were released from escrow. The Agreement was previously disclosed in a Form 8-K filed on January 31, 2007, which was subsequently amended on July 26, 2007. The Agreement provided for the release of the shares from escrow if the average monthly revenues from News Corp and its affiliates for the 3 month period ended December 31, 2007 was not less than the revenue from News Corp and its affiliates for the one month period ending December 31, 2006 (the “Revenue Target”). The Revenue Target was met and accordingly the shares were released from escrow.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROO Group, Inc.

Date: February 7, 2008	/s/ Kaleil Isaza Tuzman
Kaleil Isaza Tuzman Chief Executive Officer